Exhibit 99.1

FOR IMMEDIATE RELEASE

For Additional Information:

A. William Stein	Pamela A. Matthews
Chief Financial Officer and	Investor/Analyst Information
Chief Investment Officer	Digital Realty Trust, Inc.
Digital Realty Trust, Inc.	(415) 738-6500
(415) 738-6500

DIGITAL REALTY TRUST TO PRESENT AT THE THOMAS WEISEL PARTNERS’

INTERNET & DIGITAL MEDIA CONFERENCE 2007

San Francisco, Calif. (March 5, 2007) – Digital Realty Trust (NYSE: DLR) announced today that members of its management team will be presenting on Wednesday, March 7th at the Thomas Weisel Partners’ Internet & Digital Media Conference 2007 at 9:45 a.m. PST. The conference is being held March 6 – 7, 2007 at The Four Season Hotel in San Francisco, California.

A webcast of the live presentation will be accessible from the investor relations section of Digital Realty Trust’s website at www.digitalrealtytrust.com. For those who cannot participate in the live event, an archive of the webcast will also be available at www.digitalrealtytrust.com.

About Digital Realty Trust, Inc.

Digital Realty Trust, Inc. owns, acquires, repositions and manages technology-related real estate. Digital Realty Trust’s 63 properties contain applications and operations critical to the day-to-day operations of technology industry tenants and corporate enterprise data center tenants. Comprising approximately 11.7 million rentable square feet, including 1.5 million square feet of space held for redevelopment, Digital Realty Trust’s portfolio is located in 25 markets throughout North America and Europe. For additional information, please visit the Digital Realty Trust’s website at www.digitalrealtytrust.com.

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560 MISSION STREET, SUITE 2900

SAN FRANCISCO, CA 94105

415-738-6500